Exhibit 99.1

Cincinnati Bell Inc. Reports Third Quarter 2010 Results

  Adjusted EBITDA of $131 million up 9 percent - the highest quarterly result since 2004
  Revenue up 4 percent from the third quarter 2009
  CyrusOne acquisition contributes $20 million of revenue and 62 percent Adjusted EBITDA margin

CINCINNATI--(BUSINESS WIRE)--November 3, 2010--Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the third quarter of 2010. For the quarter, revenue was $352 million, an increase of 4 percent compared to the third quarter of 2009. Operating income was $83 million, and net income for the quarter of $15 million resulted in diluted earnings per share of 6 cents. Cincinnati Bell generated adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) of $131 million in the third quarter, an $11 million or 9 percent increase compared to last year.

For the first nine months of 2010, Cincinnati Bell had operating income of $235 million and generated Adjusted EBITDA of $379 million. Adjusted EBITDA is up $28 million compared to the same period in 2009.

“Cincinnati Bell’s third quarter financial results demonstrate the company’s ability to produce strong Adjusted EBITDA performance,” said Jack Cassidy, president and chief executive officer. “Our legacy products continue to generate strong profitability and cash flows, and our growth areas in data center colocation and Fioptics fiber-to-the-home products are exhibiting significant increases.”

Quarterly Highlights

  Technology Solutions quarterly revenue of $103 million represents a $22 million increase, or 27 percent, compared to 2009 and reflects third quarter operations of CyrusOne, which was acquired on June 11, 2010. Data center and managed services revenue, which includes $20 million of CyrusOne revenue, was up $24 million or 79 percent compared to the third quarter of 2009. Technology Solutions operating income of $13 million was up 64 percent and Adjusted EBITDA of $27 million was up 104 percent versus the third quarter of last year. These amounts include CyrusOne operating income of $5 million and Adjusted EBITDA of $12 million. Annualized third quarter Adjusted EBITDA for CyrusOne of $50 million continues to run ahead of the company’s acquisition plan.
  Wireless operating income of $16 million in the third quarter of 2010 increased by $11 million compared to the third quarter of 2009, and Wireless Adjusted EBITDA increased by $5 million, or 26 percent, to $24 million. The Adjusted EBITDA margin2 of 33 percent in the third quarter compared to 24 percent in the 2009 quarter continued its strong 2010 trend.
  Wireline generated $185 million of revenue and operating income of $59 million. Cincinnati Bell continued to expand availability of its Fioptics product suite, passing 62,000 homes at the end of the third quarter, up from 41,000 at the end of 2009. Fioptics entertainment customers totaled 20,900 and Fioptics hi-speed internet customers totaled 19,800 at the end of the third quarter 2010, up 3,900 and 4,000, respectively, in the third quarter. The company has attained a customer penetration rate of approximately 30 percent of homes passed after six months or longer.
  On October 13, the company issued $500 million aggregate principal amount of 8⅜% Senior Notes due 2020 and used the net proceeds from the sale of the notes to repay $490 million of outstanding borrowings under its senior credit facilities.

Financial and Operations Review

“The results from our recently acquired CyrusOne operations demonstrate great progress towards our goal of being the preferred provider of global data center colocation services to Fortune 1000 companies,” said Gary Wojtaszek, chief financial officer. “We were pleased to take advantage of favorable market conditions in early October to issue ten-year senior notes at attractive rates to take out seven-year bank debt.”

Wireline Segment

Quarterly revenue of $185 million was down 2 percent or $4 million from a year ago. Operating income was $59 million compared to $64 million in the third quarter of 2009. Adjusted EBITDA totaled $85 million, down 7 percent or $7 million from the prior year quarter.

Year-over-year access line loss in the Cincinnati ILEC territory was slightly lower than recent trends at 7.8 percent, and year-over-year access line loss for the total company including the Dayton and other CLEC markets was 6.9 percent.

For the quarter, Wireline added 3,900 Fioptics entertainment subscribers and 2,300 high-speed Internet customers (including both Fioptics and DSL).

Wireless Segment

Quarterly revenue from the Wireless segment decreased 6 percent to $73 million, reflecting lower postpaid service revenue. Operating income for the third quarter 2010 was $16 million, an increase of $11 million from last year, and Adjusted EBITDA was $24 million, an increase of $5 million, or 26 percent, from the third quarter of 2009. The third quarter Adjusted EBITDA margin was 33 percent, an improvement of 9 percentage points compared to the prior year quarter. The improvement was primarily due to reduced expenses for handset subsidies, roaming, and other operating costs.

Postpaid average revenue per user (ARPU) in the third quarter improved to $50.31 compared to $49.27 a year ago and included data ARPU growth of 20 percent. This increase reflects positive momentum in acquiring smartphone subscribers. The company now has 87,000 smartphone subscribers, which is 35 percent more than at the end of the third quarter of 2009. Prepaid ARPU was $29.90, up $1.20 year-over-year due to the company’s focus on higher value rate plans.

Technology Solutions Segment

Including the third quarter operating results of CyrusOne, Technology Solutions quarterly revenue was $103 million, a $22 million increase over the third quarter of 2009. Including CyrusOne revenues of $20 million, data center and managed services revenue grew year-over-year by $24 million, or 79 percent. Operating income in the third quarter of $13 million was up $5 million from the prior year quarter. Third quarter Adjusted EBITDA increased $14 million to $27 million, up 104 percent from a year ago, and included $12 million of Adjusted EBITDA from CyrusOne operations.

Data center utilization increased to 87 percent on 621,000 square feet of data center space at September 30, 2010 compared to 86 percent at the end of the second quarter.

Net Income

Net income for the third quarter of $15 million decreased from $28 million in 2009, and diluted earnings per share of 6 cents decreased from 12 cents. These decreases resulted primarily from increased interest expense of $21 million due to the acquisition of CyrusOne and higher interest rates on the company’s debt.

2010 Outlook

Cincinnati Bell reaffirms its financial guidance for 2010:

Category	2010 Guidance
Revenue	$1.3 billion
Adjusted EBITDA	Approx. $500 million*
Free Cash Flow[3]	Approx. $120 million*

*Plus or minus 2 percent.

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 5:00 p.m. (ET) to discuss its results for the third quarter 2010. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on November 17, 2010. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 7574424. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services and products; the demand for particular products and services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppage caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; disruption in operations caused by a health pandemic, such as the H1N1 influenza virus; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; disruption in the company’s back-office information technology systems, including its billing system; the company’s ability to integrate successfully the business of Cyrus Networks, LLC with the company’s existing operations and to achieve the anticipated benefits of the acquisition of Cyrus Networks, LLC; and failure of or disruption in the operation of the Company's data centers. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this presentation represent company estimates as of November 3, 2010. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), net income excluding special items, free cash flow, and net debt. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), net income excluding special items, free cash flow and net debt to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, acquisition costs, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

3Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, entertainment and wireless services—that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, businesses nationwide ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center colocation and managed services. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2010	2009	$	%	2010	2009	$	%

Revenue	$351.9	$337.7	$14.2	4%	$1,014.2	$990.8	$23.4	2%

Costs and expenses
Cost of services and products	152.8	152.9	(0.1)	0%	432.7	431.0	1.7	0%
Selling, general and administrative	68.3	64.7	3.6	6%	202.7	209.4	(6.7)	(3%)
Depreciation and amortization	48.2	41.2	7.0	17%	129.7	122.0	7.7	6%
Restructuring charges (gains)	-	0.9	(0.9)	n/m	5.2	(5.5)	10.7	n/m
Loss on sale of asset	-	4.8	(4.8)	n/m	-	4.8	(4.8)	n/m
Acquisition costs	-	-	-	n/m	9.1	-	9.1	n/m
Operating income	82.6	73.2	9.4	13%	234.8	229.1	5.7	2%

Interest expense	52.0	31.5	20.5	65%	131.5	94.6	36.9	39%
Loss (gain) on extinguishment of debt	-	(7.6)	7.6	n/m	10.4	(7.4)	17.8	n/m
Other expense (income), net	-	(0.1)	0.1	n/m	0.1	-	0.1	n/m
Income before income taxes	30.6	49.4	(18.8)	(38%)	92.8	141.9	(49.1)	(35%)
Income tax expense	16.1	21.7	(5.6)	(26%)	45.9	59.1	(13.2)	(22%)
Net income	14.5	27.7	(13.2)	(48%)	46.9	82.8	(35.9)	(43%)

Preferred stock dividends	2.6	2.6	-	0%	7.8	7.8	-	0%
Net income applicable to common shareowners	$11.9	$25.1	$(13.2)	(53%)	$39.1	$75.0	$(35.9)	(48%)

Basic earnings per common share	$0.06	$0.12			$0.19	$0.35
Diluted earnings per common share	$0.06	$0.12			$0.19	$0.34

Weighted average common shares outstanding
(in millions)
- Basic	201.2	209.0			201.0	215.7
- Diluted	204.2	213.2			204.9	218.1

Cincinnati Bell Inc.
Income Statements by Segment*
(Unaudited)
(Dollars in millions)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2010	2009	$	%	2010	2009	$	%
Wireline*
Revenue
Voice - local service	$76.5	$83.0	$(6.5)	(8%)	$236.9	$260.8	$(23.9)	(9%)
Data	68.4	69.5	(1.1)	(2%)	205.2	208.4	(3.2)	(2%)
Long distance and VoIP	26.8	24.0	2.8	12%	78.5	72.0	6.5	9%
Other	13.5	12.2	1.3	11%	39.0	32.5	6.5	20%

Total revenue	185.2	188.7	(3.5)	(2%)	559.6	573.7	(14.1)	(2%)

Operating costs and expenses
Cost of services and products	65.0	62.0	3.0	5%	191.9	186.4	5.5	3%
Selling, general and administrative	35.0	35.0	-	0%	106.2	111.2	(5.0)	(4%)
Depreciation and amortization	26.3	26.3	-	0%	77.2	77.2	-	0%
Restructuring charges (gains)	-	1.0	(1.0)	n/m	3.3	(5.5)	8.8	n/m

Total operating costs and expenses	126.3	124.3	2.0	2%	378.6	369.3	9.3	3%

Operating income	$58.9	$64.4	$(5.5)	(9%)	$181.0	$204.4	$(23.4)	(11%)

Wireless
Revenue
Service	$67.1	$71.6	$(4.5)	(6%)	$204.8	$214.1	$(9.3)	(4%)
Equipment	5.7	6.1	(0.4)	(7%)	14.9	16.4	(1.5)	(9%)

Total revenue	72.8	77.7	(4.9)	(6%)	219.7	230.5	(10.8)	(5%)

Operating costs and expenses
Cost of services and products	34.6	42.0	(7.4)	(18%)	99.0	121.9	(22.9)	(19%)
Selling, general and administrative	14.4	16.8	(2.4)	(14%)	43.1	50.8	(7.7)	(15%)
Depreciation and amortization	8.1	9.7	(1.6)	(16%)	25.4	29.3	(3.9)	(13%)
Loss on sale of asset	-	4.8	(4.8)	n/m	-	4.8	(4.8)	n/m

Total operating costs and expenses	57.1	73.3	(16.2)	(22%)	167.5	206.8	(39.3)	(19%)

Operating income	$15.7	$4.4	$11.3	n/m	$52.2	$23.7	$28.5	n/m

Technology Solutions*
Revenue
Telecom and IT equipment distribution	$42.1	$45.2	$(3.1)	(7%)	$118.8	$109.4	$9.4	9%
Data center and managed services	54.3	30.3	24.0	79%	124.1	89.9	34.2	38%
Professional services	6.2	5.1	1.1	22%	18.3	15.1	3.2	21%

Total revenue	102.6	80.6	22.0	27%	261.2	214.4	46.8	22%

Operating costs and expenses
Cost of services and products	61.1	57.5	3.6	6%	165.7	148.5	17.2	12%
Selling, general and administrative	15.0	10.1	4.9	49%	41.6	32.9	8.7	26%
Depreciation and amortization	13.7	5.2	8.5	n/m	26.8	15.3	11.5	75%
Restructuring charges	-	-	-	n/m	1.8	-	1.8	n/m

Total operating costs and expenses	89.8	72.8	17.0	23%	235.9	196.7	39.2	20%

Operating income	$12.8	$7.8	$5.0	64%	$25.3	$17.7	$7.6	43%

*			2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Segment Information*
(Unaudited)
(Dollars in millions)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2010	2009	$	%	2010	2009	$	%
Revenue
Wireline*	$185.2	$188.7	$(3.5)	(2%)	$559.6	$573.7	$(14.1)	(2%)
Wireless	72.8	77.7	(4.9)	(6%)	219.7	230.5	(10.8)	(5%)
Technology Solutions*	102.6	80.6	22.0	27%	261.2	214.4	46.8	22%
Eliminations	(8.7)	(9.3)	0.6	(6%)	(26.3)	(27.8)	1.5	(5%)

Total revenue	$351.9	$337.7	$14.2	4%	$1,014.2	$990.8	$23.4	2%

Cost of Services and Products
Wireline*	$65.0	$62.0	$3.0	5%	$191.9	$186.4	$5.5	3%
Wireless	34.6	42.0	(7.4)	(18%)	99.0	121.9	(22.9)	(19%)
Technology Solutions*	61.1	57.5	3.6	6%	165.7	148.5	17.2	12%
Eliminations	(7.9)	(8.6)	0.7	(8%)	(23.9)	(25.8)	1.9	(7%)

Total cost of services and products	$152.8	$152.9	$(0.1)	0%	$432.7	$431.0	$1.7	0%

Selling, General and Administrative
Wireline*	$35.0	$35.0	$-	0%	$106.2	$111.2	$(5.0)	(4%)
Wireless	14.4	16.8	(2.4)	(14%)	43.1	50.8	(7.7)	(15%)
Technology Solutions*	15.0	10.1	4.9	49%	41.6	32.9	8.7	26%
Corporate and eliminations	3.9	2.8	1.1	39%	11.8	14.5	(2.7)	(19%)

Total selling, general and administrative	$68.3	$64.7	$3.6	6%	$202.7	$209.4	$(6.7)	(3%)

Depreciation and Amortization
Wireline*	$26.3	$26.3	$-	0%	$77.2	$77.2	$-	0%
Wireless	8.1	9.7	(1.6)	(16%)	25.4	29.3	(3.9)	(13%)
Technology Solutions*	13.7	5.2	8.5	n/m	26.8	15.3	11.5	75%
Corporate	0.1	-	0.1	n/m	0.3	0.2	0.1	50%

Total depreciation and amortization	$48.2	$41.2	$7.0	17%	$129.7	$122.0	$7.7	6%

Restructuring Charges (Gains), Loss on Sale of Asset and Acquisition Costs
Wireline	$-	$1.0	$(1.0)	n/m	$3.3	$(5.5)	$8.8	n/m
Wireless	-	4.8	(4.8)	n/m	-	4.8	(4.8)	n/m
Technology Solutions	-	-	-	n/m	1.8	-	1.8	n/m
Corporate	-	(0.1)	0.1	n/m	9.2	-	9.2	n/m

Total restructuring charges (gains), loss on sale of asset and acquisition costs	$-	$5.7	$(5.7)	n/m	$14.3	$(0.7)	$15.0	n/m

Operating Income
Wireline*	$58.9	$64.4	$(5.5)	(9%)	$181.0	$204.4	$(23.4)	(11%)
Wireless	15.7	4.4	11.3	n/m	52.2	23.7	28.5	n/m
Technology Solutions*	12.8	7.8	5.0	64%	25.3	17.7	7.6	43%
Corporate	(4.8)	(3.4)	(1.4)	41%	(23.7)	(16.7)	(7.0)	42%

Total operating income	$82.6	$73.2	$9.4	13%	$234.8	$229.1	$5.7	2%

* 2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	September 30,	December 31,
	2010	2009
(in thousands)

Local access lines	686.9	723.5

High-speed internet subscribers
DSL subscribers	231.5	233.8
Fiber subscribers	19.8	10.2
	251.3	244.0

Fiber entertainment subscribers	20.9	11.1

Wireless subscribers
Postpaid wireless subscribers	348.8	379.1
Prepaid wireless subscribers	152.3	154.0
	501.1	533.1

Long distance lines
Consumer long distance lines	316.1	331.9
Business long distance lines	174.1	176.4
	490.2	508.3

Data Center and Managed Services*
Data center capacity (in square feet)	621,000	446,000
Utilization rate**	87%	87%

*	December 31, 2009 amounts have been adjusted for certain data center operations that were previously reported in the Wireline segment.

**

Data center utilization is calculated by dividing data center square footage that is committed contractually to customers by total data center square footage. Some data center square footage that is committed contractually may not yet be billing to the customer.

Cincinnati Bell Inc.
Local Access Line Detail
(Unaudited)
(In thousands)

	2008				2009				2010
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q
Local Access Lines

In-Territory:
Primary Residential	441.2	427.6	414.5	403.6	392.2	382.8	371.6	362.1	354.1	345.5	336.8
Secondary Residential	30.7	29.5	28.4	27.2	25.8	24.8	23.6	22.7	21.8	20.8	19.3
Business/ Other	284.3	283.4	280.2	277.7	274.3	271.5	268.9	265.4	261.9	258.7	256.2
Total In-Territory	756.2	740.5	723.1	708.5	692.3	679.1	664.1	650.2	637.8	625.0	612.3

Out-of-Territory:
Primary Residential	32.8	32.7	33.7	34.9	35.4	34.8	34.3	33.3	32.9	32.5	32.1
Secondary Residential	1.4	1.3	1.3	1.3	1.3	1.2	1.2	1.1	1.1	1.1	1.0
Business/ Other	30.2	31.2	33.3	35.0	36.3	37.4	38.2	38.9	39.9	40.4	41.5
Total Out-of-Territory	64.4	65.2	68.3	71.2	73.0	73.4	73.7	73.3	73.9	74.0	74.6

Total Access Lines	820.6	805.7	791.4	779.7	765.3	752.5	737.8	723.5	711.7	699.0	686.9

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	September 30,	December 31,	Change
	2010	2009	$	%

Credit facility, Tranche B Term Loan	$756.2	$204.9	551.3	n/m
8 3/8% Senior Subordinated Notes due 2014	-	569.8	(569.8)	n/m
7% Senior Notes due 2015	251.6	252.3	(0.7)	0%
8 1/4% Senior Notes due 2017	500.0	500.0	-	0%
8 3/4% Senior Subordinated Notes due 2018	625.0	-	625.0	n/m
7 1/4% Senior Notes due 2023	40.0	40.0	-	0%
Accounts receivable securitization facility	-	85.9	(85.9)	n/m
Various Cincinnati Bell Telephone notes	207.5	207.5	-	0%
Capital leases and other debt	136.2	125.5	10.7	9%
Net unamortized discount	(36.9)	(6.8)	(30.1)	n/m

Total debt	2,479.6	1,979.1	500.5	25%

Less: Interest rate swap adjustment	(4.1)	(14.6)	10.5	(72%)
Less: Cash and cash equivalents	(34.2)	(23.0)	(11.2)	49%

Net debt (as defined by the company)	$2,441.3	$1,941.5	$499.8	26%

Credit facility availability	$185.4	$185.5	$(0.1)	0%

Common shares outstanding	201.8	200.4	1.4	1%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Cash provided by operating activities	$79.2	$79.8	$204.6	$250.3

Capital expenditures	(43.0)	(47.5)	(101.2)	(141.7)
Acquisitions of businesses	(1.7)	-	(526.7)	(3.4)
Proceeds from sales of wireless spectrum	-	5.6	-	5.8
Other, net	0.1	-	0.5	0.8

Cash used in investing activities	(44.6)	(41.9)	(627.4)	(138.5)

Issuance of long-term debt	2.1	-	1,353.4	-
Change in corporate credit and receivables facilities, net	(10.0)	52.0	(85.9)	23.6
Repayment of debt	(6.5)	(27.4)	(791.6)	(32.4)
Debt issuance costs	(0.2)	-	(32.9)	(4.4)
Preferred stock dividends	(2.6)	(2.6)	(7.8)	(7.8)
Common stock repurchase	-	(25.0)	-	(59.4)
Other, net	(0.3)	-	(1.2)	(0.6)

Cash provided by (used in) financing activities	(17.5)	(3.0)	434.0	(81.0)

Net increase in cash and cash equivalents	17.1	34.9	11.2	30.8
Cash and cash equivalents at beginning of period	17.1	2.6	23.0	6.7

Cash and cash equivalents at end of period	$34.2	$37.5	$34.2	$37.5

Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the company)
Net increase in cash and cash equivalents	$17.1	$34.9	$11.2	$30.8
Less adjustments:
Issuance of long-term debt	(2.1)	-	(1,353.4)	-
Change in corporate credit and receivables facilities, net	10.0	(52.0)	85.9	(23.6)
Repayment of debt	6.5	27.4	791.6	32.4
Debt issuance costs	0.2	-	32.9	4.4
Common stock repurchase	-	25.0	-	59.4
Acquisitions of businesses	1.7	-	526.7	3.4
Acquisition costs	-	-	9.1	-

Free cash flow (as defined by the company)	$33.4	$35.3	$104.0	$106.8

Income tax payments	$-	$0.2	$3.3	$5.3

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended September 30, 2009	$35.3

Increase in Adjusted EBITDA	10.7
Decrease in capital expenditures	4.5
Proceeds received from terminated swaps in 2009	(2.7)
Increase in other interest payments	(1.3)
Proceeds from sales of wireless spectrum	(5.6)
Change in working capital and other	(7.5)

Free Cash Flow for the three months ended September 30, 2010	$33.4

Free Cash Flow for the nine months ended September 30, 2009	$106.8

Increase in Adjusted EBITDA	28.4
Decrease in capital expenditures	40.5
Proceeds received from terminated swaps in 2009	(13.2)
Increase in other interest payments	(22.0)
Proceeds from sales of wireless spectrum	(5.8)
Change in working capital and other	(30.7)

Free Cash Flow for the nine months ended September 30, 2010	$104.0

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009

Wireline*	$24.3	$22.4	$20.7	$32.0	$35.1
Wireless	1.1	2.2	2.2	17.0	8.1
Technology Solutions*	17.6	6.3	4.4	4.4	4.2
Corporate	-	-	-	-	0.1
Total capital expenditures	$43.0	$30.9	$27.3	$53.4	$47.5

* 2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Net Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2010
	Wireline	Wireless	Technology Solutions	Corporate	Total Company
Net Income (GAAP)					$14.5
Add:
Income tax expense					16.1
Interest expense					52.0

Operating Income (GAAP)	$58.9	$15.7	$12.8	$(4.8)	$82.6
Add:
Depreciation and amortization	26.3	8.1	13.7	0.1	48.2

Adjusted EBITDA (Non-GAAP)	$85.2	$23.8	$26.5	$(4.7)	$130.8

	Three Months Ended September 30, 2009
	Wireline*	Wireless	Technology Solutions*	Corporate	Total Company
Net Income (GAAP)					$27.7
Add:
Income tax expense					21.7
Other income, net					(0.1)
Interest expense					31.5
Gain on extinguishment of debt					(7.6)

Operating Income (GAAP)	$64.4	$4.4	$7.8	$(3.4)	$73.2
Add:
Depreciation and amortization	26.3	9.7	5.2	-	41.2
Restructuring charges (gains) and loss on sale of asset	1.0	4.8	-	(0.1)	5.7

Adjusted EBITDA (Non-GAAP)	$91.7	$18.9	$13.0	$(3.5)	$120.1

Year-over-year dollar change in Adjusted EBITDA	($6.5)	$4.9	$13.5	($1.2)	$10.7

Year-over-year percentage change in Adjusted EBITDA	(7%)	26%	104%	34%	9%

	Nine Months Ended September 30, 2010
	Wireline	Wireless	Technology Solutions	Corporate	Total Company
Net Income (GAAP)					$46.9
Add:
Income tax expense					45.9
Other expense, net					0.1
Interest expense					131.5
Loss on extinguishment of debt					10.4

Operating Income (GAAP)	$181.0	$52.2	$25.3	$(23.7)	$234.8
Add:
Depreciation and amortization	77.2	25.4	26.8	0.3	129.7
Restructuring charges	3.3	-	1.8	0.1	5.2
Acquisition costs	-	-	-	9.1	9.1

Adjusted EBITDA (Non-GAAP)	$261.5	$77.6	$53.9	$(14.2)	$378.8

	Nine Months Ended September 30, 2009
	Wireline*	Wireless	Technology Solutions*	Corporate	Total Company
Net Income (GAAP)					$82.8
Add:
Income tax expense					59.1
Interest expense					94.6
Gain on extinguishment of debt					(7.4)

Operating Income (GAAP)	$204.4	$23.7	$17.7	$(16.7)	$229.1
Add:
Depreciation and amortization	77.2	29.3	15.3	0.2	122.0
Restructuring charges (gains) and loss on sale of asset	(5.5)	4.8	-	-	(0.7)

Adjusted EBITDA (Non-GAAP)	$276.1	$57.8	$33.0	$(16.5)	$350.4

Year-over-year dollar change in Adjusted EBITDA	($14.6)	$19.8	$20.9	$2.3	$28.4

Year-over-year percentage change in Adjusted EBITDA	(5%)	34%	63%	(14%)	8%

* 2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
CyrusOne Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

Three
Months Ended
September 30,2010

Operating income (GAAP)	$4.9
Add:
Depreciation and amortization	7.5
Adjusted EBITDA (Non-GAAP)	$12.4

Annualized Adjusted EBITDA	$49.6

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

		Three Months Ended September 30, 2010 (GAAP)	Special Items	Three Months Ended September 30, 2010 Before Special Items (Non-GAAP)

			A
	Revenue	$351.9	$-	$351.9

	Costs and expenses
	Cost of services and products	152.8	-	152.8
	Selling, general and administrative	68.3	-	68.3
	Depreciation and amortization	48.2	-	48.2
	Operating income	82.6	-	82.6

	Interest expense	52.0	-	52.0

	Income before income taxes	30.6	-	30.6
	Income tax expense	16.1	-	16.1

	Net income	14.5	-	14.5

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$11.9	$-	$11.9

	Weighted average diluted common shares	204.2	204.2	204.2

	Diluted earnings per common share	$0.06	$-	$0.06

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	There were no special items in the third quarter of 2010.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
						Three Months Ended September 30, 2009 Before Special Items (Non-GAAP)
		Three Months Ended September 30, 2009 (GAAP)	Special Items

				Loss on	Gain on
			Restructuring	Sale of Asset	Debt Extinguishment
			A	B	C
	Revenue	$337.7	$-	$-	$-	$337.7

	Costs and expenses
	Cost of services and products	152.9	-	-	-	152.9
	Selling, general and administrative	64.7	-	-	-	64.7
	Depreciation and amortization	41.2	-	-	-	41.2
	Restructuring charges	0.9	(0.9)	-	-	-
	Loss on sale of asset	4.8	-	(4.8)	-	-
	Operating income	73.2	0.9	4.8	-	78.9

	Interest expense	31.5	-	-	-	31.5
	Gain on extinguishment of debt	(7.6)	-	-	7.6	-
	Other income, net	(0.1)	-	-	-	(0.1)

	Income before income taxes	49.4	0.9	4.8	(7.6)	47.5
	Income tax expense	21.7	0.4	1.9	(3.0)	21.0

	Net income	27.7	0.5	2.9	(4.6)	26.5

	Preferred stock dividends	2.6	-	-	-	2.6

	Net income applicable to common shareowners	$25.1	$0.5	$2.9	$(4.6)	$23.9

	Weighted average diluted common shares	213.2	213.2	213.2	213.2	213.2

	Diluted earnings per common share	$0.12	$0.00	$0.01	$(0.02)	$0.11

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.
B	Loss on the sale of wireless spectrum for the Indianapolis, Indiana region.
C	Gain on extinguishment of a portion of the 7 1/4% Senior Notes due 2023 and Cincinnati Bell Telephone notes.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
							Nine Months Ended September 30, 2010 Before Special Items (Non-GAAP)
		Nine Months Ended September 30, 2010 (GAAP)	Special Items

			Loss on			Prescription
			Extinguishment of Debt	Restructuring	Acquisition Costs	Drug Subsidy
			A	B	C	D
	Revenue	$1,014.2	$-	$-	$-	$-	$1,014.2

	Costs and expenses
	Cost of services and products	432.7	-	-	-	-	432.7
	Selling, general and administrative	202.7	-	-	-	-	202.7
	Depreciation and amortization	129.7	-	-	-	-	129.7
	Restructuring charges	5.2	-	(5.2)	-	-	-
	Acquisition costs	9.1	-	-	(9.1)	-	-
	Operating income	234.8	-	5.2	9.1	-	249.1

	Interest expense	131.5	-	-	-	-	131.5
	Loss on extinguishment of debt	10.4	(10.4)	-	-	-	-
	Other expense, net	0.1	-	-	-	-	0.1

	Income before income taxes	92.8	10.4	5.2	9.1	-	117.5
	Income tax expense	45.9	4.2	2.1	3.6	(3.9)	51.9

	Net income	46.9	6.2	3.1	5.5	3.9	65.6

	Preferred stock dividends	7.8	-	-	-	-	7.8

	Net income applicable to common shareowners	$39.1	$6.2	$3.1	$5.5	$3.9	$57.8

	Weighted average diluted common shares	204.9	204.9	204.9	204.9	204.9	204.9

	Diluted earnings per common share	$0.19	$0.03	$0.01	$0.03	$0.02	$0.28

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Loss on extinguishment of the 8 3/8% Senior Subordinated Notes due 2014 and Tranche B Term Loan.
B	Future lease costs of abandoned office space and costs associated with expense reduction plans.
C	Costs related to CyrusOne acquisition.
D	Charge for a change in federal tax law related to retiree Medicare drug subsidies.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
						Nine Months Ended September 30, 2009 Before Special Items (Non-GAAP)
		Nine Months Ended September 30, 2009 (GAAP)	Special Items

				Loss on	Gain on
			Restructuring	Sale of Asset	Debt Extinguishment
			A	B	C
	Revenue	$990.8	$-	$-	$-	$990.8

	Costs and expenses
	Cost of services and products	431.0	-	-	-	431.0
	Selling, general and administrative	209.4	-	-	-	209.4
	Depreciation and amortization	122.0	-	-	-	122.0
	Restructuring gains	(5.5)	5.5	-	-	-
	Loss on sale of asset	4.8	-	(4.8)	-	-
	Operating income	229.1	(5.5)	4.8	-	228.4

	Interest expense	94.6	-	-	-	94.6
	Gain on extinguishment of debt	(7.4)	-	-	7.4	-

	Income before income taxes	141.9	(5.5)	4.8	(7.4)	133.8
	Income tax expense	59.1	(2.2)	1.9	(3.0)	55.8

	Net income	82.8	(3.3)	2.9	(4.4)	78.0

	Preferred stock dividends	7.8	-	-	-	7.8

	Net income applicable to common shareowners	$75.0	$(3.3)	$2.9	$(4.4)	$70.2

	Weighted average diluted common shares	218.1	218.1	218.1	218.1	218.1

	Diluted earnings per common share	$0.34	$(0.01)	$0.01	$(0.02)	$0.32

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Curtailment gains primarily related to changes in the pension and postretirement plans announced in February 2009,
	and charges related to voluntary early retirement program for union and management employees.
B	Loss on the sale of wireless spectrum for the Indianapolis, Indiana region.
C	Gain on extinguishment of a portion of the 7 1/4% Senior Notes due 2023 and Cincinnati Bell Telephone notes.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2010 Operating Income (GAAP) Guidance	$306

Add:
Depreciation and amortization	180
Restructuring charges	5
Acquisition costs	9

2010 Adjusted EBITDA Guidance	$500	*

* Plus or minus 2 percent.

CONTACT:
Cincinnati Bell Inc.
Kurt Freyberger, 513-397-1055
kurt.freyberger@cinbell.com